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                                                                EXHIBIT 99.11(B)

INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Index Trust:

We consent to the use in Post-Effective Amendment No. 2 to Registration Statement No. 333-15265 of our reports dated February 10, 1998 and February 18, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
March 31, 1998